Exhibit 10.21

AGREEMENT FOR SERVICES

BETWEEN

NIGHTHAWK RADIOLOGY SERVICES, LLC

AND

Regents, University of California

November 1, 2004

Date

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TELERADIOLOGY SERVICES AGREEMENT

Table of Contents

1.	Engagement of NRS		1
	1.1	Technical and Professional Services	1
	1.2	Teleradiology Services	1

2.	Elements to be Provided by NRS		1
	2.1	Technical Services	1
	2.2	Additional Obligations of NRS	2

3.	Professional Services		2
	3.1	Interpretive Services	2
	3.2	Hours of Coverage	3
	3.3	Qualification of Readers	3
	3.4	Additional Obligations of NRS	3

4.	Elements to be Provided by University		3
	4.1	Equipment, Software, and Supplies	3
	4.2	Functioning and Compatibility of Equipment and Software	4
	4.3	Personnel	4
	4.4	Maintenance of Films and Patient Records	4
	4.5	Additional Obligations of University	4

5.	Compensation		5
	5.1	Amount of Compensation	5
	5.2	Payment	5
	5.3	Referrals	5

6.	Term and Termination		5
	6.1	Term	5
	6.2	Termination	5

7.	Insurance and Indemnification		6
	7.1	Insurance	6
	7.2	Indemnification	7

8.	Confidentiality		7

9.	Compliance with Laws		8

10.	Miscellaneous		8

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10.1	Entire Agreement	8
10.2	Amendments	8
10.3	Assignment	8
10.4	Relationship of Parties	8
10.5	Waiver of Breach	8
10.6	Notices	9
10.7	Severability	9
10.8	Advertising and Publicity	9
10.9	Counterparts	9
10.10	Confidentiality	9
10.11	Attorneys’ Fees	10
10.12	Excusable Delays	10
10.13	No Third Party Beneficiaries	10
10.14	Governing Law	10

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TELERADIOLOGY SERVICES AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of November 1, 2004, by and between NIGHTHAWK RADIOLOGY SERVICES, LLC., an Idaho Limited Liability Company corporation (“NRS”) and Regents, University of California, a California constutiional corporation on behalf of the University of California San Diego School of Medicine, Department of Radiology (“University”) with reference to the following facts:

A.	University provides professional diagnostic radiology services in San Diego, CA including services at the hospitals identified in Exhibit A attached hereto (the “Service Sites”).

B.	NRS and its contracted physicians provide professional and technical Teleradiology services for hospitals and universities throughout the United States.

C.	University wishes to contract with NRS to provide Teleradiology Services (as hereinafter defined) to University, and NRS desires to provide such services, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and subject to the conditions and limitations set forth herein, the parties hereto do hereby agree as follows:

1.	Engagement of NRS.

1.1 Technical and Professional Services. University hereby engages NRS to provide the Technical Services (as hereinafter defined) and to arrange for the provision of the Professional Services (as hereinafter defined) of Teleradiology Services (as hereinafter defined), and NRS agrees to provide and/or arrange for the provision of Teleradiology Services, in accordance with the terms and subject to the conditions set forth in this Agreement.

1.2 Teleradiology Services. For the purposes of this Agreement, “Teleradiology Services” means the Technical Services described in Article 2 and the Professional Services described in Article 3 of this Agreement.

2.	Elements to be Provided by NRS.

2.1 Technical Services. NRS, at NRS’s expense, shall provide or arrange for the provision of the following items and services (collectively, the “Technical Services”):

(a)	Computer hardware to be utilized at a location (the “Reading Site”) selected by NRS;

(b)	Computer software selected by NRS, to be utilized at the Reading Site;

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(c)	Facsimile, telephone, networking, and other telecommunications equipment to be utilized at the Reading Site;

(d)	Any supplies, services, maintenance, repairs, and upgrades reasonably required at the Reading Site in connection with the foregoing; and

2.2 Additional Obligations of NRS. NRS shall notify University of the telephone and facsimile numbers of NRS’s Reading Site prior to the Commencement Date. NRS’s Reading Site shall satisfy American College of Radiology standards.

3.	Professional Services.

3.1 Interpretive Services.

(a)	NRS shall arrange for the following items and services (collectively, the “Professional Services” or “Interpretive Services”), to be provided by one or more physician employees (each, a “Reader”) of during the hours of coverage described in this Agreement:

(i)	Review of the images (sometimes referred to as “studies”) received at the Reading Site from a Service Site;

(ii)	Completion of a preliminary report (the “Report”), interpreting University’s sent data and images, providing diagnoses based thereon, recommendations for further diagnostic procedures and such other services reasonably related thereto as are customarily rendered by diagnostic radiologists and considered part of the professional component of radiology services. The Report shall consist of the Reader’s handwritten or typewritten notations on the patient information sheet transmitted by facsimile from a Service Site to the Reading Site (commonly referred to as a “wet read”), and/or such other information in such form as may be required under this Agreement;

(iii)	Transmittal of the Report by facsimile (or by other means agreed to by the Provider) to the Service Site or as otherwise specified in this Agreement;

(iv)	Availability for telephone consultation by the Reader with a physician at the Service Site to the extent required under this Agreement; and

(b)	Mammography studies shall not be included within the scope of this Agreement unless and until the American College of Radiology and the United States Food and Drug Administration adopt acceptable digital transmission standards at which mammography studies may be transmitted and interpreted by teleradiology.

(c)	The Interpretive Services shall be provided during the Hours of Coverage upon request from time to time by University or by authorized physicians or other

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personnel at the Service Sites, commencing on a date (the “Commencement Date”) to be agreed upon by the parties.

3.2 Hours of Coverage. NRS shall arrange for a Reader or Readers to be available at the Reading Site to perform Interpretive Services for University during the hours indicated in Exhibit B attached hereto (the “Hours of Coverage”).

3.3 Qualification of Readers. Each Reader shall -

(a)	possess the necessary license(s) to perform the professional services required under this Agreement, including but not limited to a State of California license, and be in good standing with the California Medical Board.

(b)	maintain medical staff privileges at, and comply with the requirements of, the UCSD Medical Center and other Service Sites, if required by the Service Site ; and

(c)	be U.S. Board Certified or Board Eligible in Radiology.

3.4 Performance Requirements. The services provided by the Readers hereunder shall satisfy the following performance requirements:

(a)	For all routine studies received during the Hours of Coverage, the Report shall be transmitted by facsimile to the appropriate Service Site and to University’s office [†].

(b)	Neither NRS nor its readers shall be responsible for delays caused by insufficient patient information, receipt of incomplete or inadequate images at the Reading Site, or facsimile reception failure at a Service Site or at University’s office. NRS shall promptly notify the University referring physician of any insufficient patient information, receipt of incomplete or inadequate images at the Reading Site or facsimile reception failure. Both parties shall work cooperatively to achieve the aforementioned report turnaround goals.

4.	Elements to be Provided by University.

4.1 Equipment, Software, and Supplies. University shall provide or arrange for the following items, at no cost to NRS:

(a)	Computer hardware, compatible with NRS’s hardware, to be utilized at the Service Sites and at University’s office;

(b)	Network and security systems equipment compatible with NRS’s network and security systems equipment, to be utilized at the Service Sites and University’s office.

(c)	Computer software, compatible with NRS’s software, to be utilized at the Service Sites and at University’s office;

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(d)	Installation of software at the Service Sites and at University’s office, and training of personnel utilizing computer hardware and software at the Service Sites and at University’s office;

(e)	T1 Internet Access (or some other high-bandwidth internet connectivity) from all Service Sites and from University’s office;

(f)	Facsimile, telephone, and other telecommunications equipment to be utilized at the Service Sites and at University’s office; and

(g)	Any supplies, services, maintenance, repairs, and upgrades reasonably required at the Service Sites or at University’s office in connection with the foregoing.

4.2 Functioning and Compatibility of Equipment and Software. University shall cause all of the equipment and software referenced in Section 4.1 hereof to be fully functional and fully compatible with NRS’s equipment and/or software at all times from and after the Commencement Date throughout the term hereof, subject to reasonable periods of short duration during which maintenance, repair, upgrade, or replacement may be required.

4.3 Personnel. University shall employ or cause to be employed at the Service Sites certified radiological technologists to properly transmit images to the Reading Site.

4.4 Maintenance of Films and Patient Records. University shall maintain all radiographic films and related patient records pertaining to studies interpreted by the Readers in accordance with applicable federal and state laws and shall discharge any obligation that NRS and/or the Readers may have under such laws with respect to such films and records, including but not limited to the preservation of confidentiality at the Service Sites. Upon request by NRS, or the Readers for reasonable business purposes, including patient treatment or in connection with a professional liability claim, University shall provide access to such films and records by the requesting party or its authorized agent, including the right to make copies thereof at the expense of the requesting party to the extent allowed by law.

4.5 Additional Obligations of University.

(a)	University shall notify NRS of the telephone and facsimile numbers and contact person at each Service or reading Site and at University’s and NRS ‘s office, as applicable, prior to the Commencement Date.

(b)	In the event University or its agent or representative at a Service Site experiences difficulty in transmitting or receiving an image to or at the Reading Site, University or NRS or its agent or other representative, as the case may be, shall notify NRS of such difficulty by telephone immediately.

(c)	Each party shall cooperate with the other party in the delivery of the services to be provided hereunder, including providing reasonable assistance to Readers seeking medical staff privileges at the UCSD Medical Center.

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(d)	University shall be responsible for obtaining any necessary informed consents from patients relating to the provision of teleradiology services.

(e)	University shall be responsible for the necessary credentialing and application fees needed to get the Readers the appropriate staff privileges at UCSD Medical Center .

5.	Compensation.

5.1 Amount of Compensation. The compensation is set forth in Exhibit C attached hereto and incorporated by reference.

5.2 Billing. NRS shall not bill any third party payor or patient for its services provided hereunder.

5.3 The parties acknowledge that none of the benefits granted University or University physician employees or NRS is conditioned on any requirements that Radiology Group or its physician employees or NRS make referrals to, be in a position to make or influence referrals to, or otherwise generate business for NRS or University. The parties further agree that physician services provided hereunder are non-exclusive and physicians may establish privileges at, refer any service to, or otherwise generate any business for any other entity of physicians’ choosing.

6.	Term and Termination.

6.1 Term. The initial term (“Initial Term”) of this Agreement shall be two (2) years, commencing on the initial date of service, (“Commencement Date”). This Agreement may be renewed upon the mutual written agreement of both parties.

6.2 Termination.

(a)	Either party may terminate this contract with or without cause for any reason by giving thirty (30) days written notice to the other party.

(b)	In the event of a material breach of this Agreement by either party, the other party may terminate this Agreement by giving notice of termination to the breaching party in accordance with Section 10.6 of this Agreement; provided, however, that such notice shall specify in reasonable detail the nature of the breach, and the breaching party shall have thirty (30) days in which to cure such breach. If such breach is not cured within such period, this Agreement shall be deemed terminated as of the expiration of such cure period or on such later date as may be specified in such notice.

(c)	Without limiting the generality of the provisions of Section 6.2(a) above, in the event that NRS reasonably determines that the equipment and/or software required to be provided by University hereunder is not fully functional or is not fully compatible with NRS’s equipment and/or software, NRS shall have the right to terminate this Agreement pursuant to Section 6.2(a), subject to the applicable notice and cure provisions set forth therein.

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(d)	Termination of this Agreement by either party shall not terminate any rights or obligations of either party relating to services furnished prior to such termination.

(f)	Notwithstanding any other provision of this Agreement, if the governmental agencies that administer the Medicare, Medi-Cal, or other federally funded healthcare programs (or their representatives or agents), or any other federal, state or local governmental or nongovernmental agency, or any court or administrative tribunal should pass, issue or promulgate any law, rule, regulation, standard, interpretation, order, decision or judgment, including but not limited to those relating to any regulations pursuant to state or federal anti-kickback or physician self-referral statutes (collectively or individually, “Legal Event”), which, in the good faith judgment of one party (the “Noticing Party”), materially and adversely affects either parties’ licensure, accreditation, certification, or ability to refer, to accept any referral, to bill, to claim to present a bill or claim, or to receive payment or reimbursement from any federal, state or local governmental or nongovernmental payor, or which subjects the Noticing Party to a risk of prosecution or civil monetary penalty, or if in the good faith opinion of counsel to either party any term or provision of this Agreement could trigger a Legal Event, then the Noticing Party may give the other party notice of intent to amend or terminate this Agreement. In the event of such notice, the parties shall have ten (10) days from the giving of such notice (“Renegotiation Period”) within which to attempt to amend this Agreement. If this Agreement is not so amended within the Renegotiation Period, this Agreement shall terminate as of midnight on the 10th day after said notice was given. Except as otherwise required by applicable law, any amounts owing to either party hereunder shall be paid, on a pro rata basis, up to the date of such termination, and any obligation hereunder that is to continue beyond expiration or termination shall so continue pursuant to its terms.

7.	Insurance and Indemnification.

7.1 Insurance.

(a)	NRS shall maintain or cause to be maintained professional and general liability insurance of not less than [†] per claim and [†] annual aggregate, covering NRS, its agents, employees and the Readers, including coverage for such entity’s or persons’ performance of duties and obligations under this Agreement. NRS shall notify University at least thirty (30) days prior to the termination, cancellation, or lapse of any such policy.

(b)	University shall maintain or cause to be maintained professional and general liability insurance of not less than [†] per claim and [†] annual aggregate, covering University, its agents and employees, including coverage for such entity’s or persons’ performance of duties and obligations under this Agreement. University shall notify NRS at least thirty (30) days prior to the termination, cancellation, or lapse of any such policy.

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(c)	Each party hereto shall provide the other evidence of the professional and general liability coverage required by this Agreement, and shall notify the other within thirty (30) days of any changes in such coverage.

(d)	If the professional liability insurance procured by either party is written on a claims-made form it shall continue for five (5) years following termination of this Agreement. The insurance shall have a retroactive date prior to or coinciding with the effective date of this Agreement and a deductible of no more that [†]. In the event that a claims-made policy is canceled or non-renewed, then a party with claims made coverage shall obtain extended reporting malpractice insurance coverage (“tail coverage”) for the remainder of the five (5) year period.

7.2 Indemnification.

(a)	University shall indemnify and hold harmless NRS and their directors, officers, employees, and agents, including all Readers, from and against any and all claims, demands, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) arising out of or resulting from the acts, omissions, or performance of University or its officers, directors, employees, or agents, but only to the extent that any such claims, demands, liabilities, damages, losses, costs, or expenses are caused by or result from the negligent or intentional acts or omissions of University, its directors, officers, employees or agents.

(b)	NRS shall indemnify and hold harmless University and its directors, officers, employees, and agents from and against any and all claims, demands, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) arising out of or resulting from the acts, omissions, or performance of NRS or its officers, directors, employees, or agents, but only to the extent that any such claims, demands, liabilities, damages, losses, costs, or expenses are caused by or result from the negligent or intentional acts or omissions of University, its directors, officers, employees or agents.

8.	Confidentiality.

Neither party shall disclose, communicate, or divulge to, or use for the direct or indirect benefit of, any person or entity, at any time during or after the term of this Agreement, any information regarding the business methods, business policies, procedures, techniques, trade secrets, or any other confidential information relating to or dealing with the business operations or activities of the other (collectively, “Confidential Information”), except as may be expressly authorized by the non-disclosing party or any successor to it, or as required by law. NRS acknowledges that the images transmitted to it and the studies and report derived there from are Confidential Information. Unless otherwise agreed in writing by University, NRS agrees to preserve such confidentiality.

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9.	Compliance with Laws.

Each of the parties hereto shall at all times operate its business and/or professional practice in compliance with federal, state, and local law, rules, and regulations and JCAHO standards of accreditation, including without limitation Medicare and Medi-Cal laws and regulations, and all applicable laws and regulations related to electronic data transmission, security and privacy pursuant to the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended and replaced from time to time. Without limiting the generality of the foregoing, University shall comply with all applicable billing requirements (under the Medicare program), state law, any managed care agreement, insurance program, or otherwise) pertaining to the provision of the services covered by this Agreement, including appropriate disclosure of the identity of the Reader who performed any Interpretive Services for which University may render a bill or claim for payment.

10.	Miscellaneous.

10.1 Entire Agreement. This Agreement, including any exhibits hereto, contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior and/or contemporaneous agreements and understandings between the parties, written or oral, with respect to its subject matter, and there are no restrictions, agreements, promises, warranties, covenants, or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein.

10.2 Amendments. This Agreement may be amended only by a written instrument duly executed by the parties.

10.3 Assignment. Except as otherwise provided in this Agreement, neither party may assign, delegate, transfer, or otherwise dispose of any of its rights, duties, or obligations hereunder without the prior written consent of all parties hereto; provided, however, that either party shall have the right to assign its rights and delegate its duties under this Agreement in connection with the transfer of all or substantially all of the business of such party (whether such transfer is effected through a sale of assets, sale of stock, merger, consolidation, reorganization, or otherwise), provided that the purchaser or other transferee agrees to assume the obligations of such party under this Agreement. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

10.4 Relationship of Parties. In the performance of this Agreement, NRS and University shall at all times be acting and performing as independent contractors. University shall neither have nor exercise any control or direction over the methods by which NRS or the Readers perform services hereunder, nor shall NRS or the Readers be deemed employees of University for any purpose whatsoever. Nothing herein shall be construed to create a joint venture or partnership between the parties or to authorize any party to act as an agent for any other party.

10.5 Waiver of Breach. No failure on the part of either party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any further exercise thereof or the exercise of any other right, power, or remedy. Each and all of the several rights and remedies of the parties contained in or arising by reason of this Agreement shall be construed as cumulative unless

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otherwise explicitly provided, and no one of them is exclusive of any other or of any right or priority allowed by law or equity.

10.6 Notices. Any notice required or permitted to be given under or relating to this Agreement shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by overnight courier to the other party as follows:

To NRS:	Nighthawk Radiology Services
250 Northwest Blvd. #202
Coeur d’Alene, Idaho 83814
208-676-8321
Attn: Wes McClain

To University:	Thomas Jackiewicz
Chief of Staff UCSD Health Sciences
UCSD School of Medicine
9500 Gilman Drive, Mail Code 0602
La Jolla, CA 92093-0602

Notices shall be deemed effective as of three (3) business days after the date of mailing (in the case of notice given by mail) or on the date of delivery if hand delivered, including delivery by overnight courier. Either party may at any time change its address for notification purposes by mailing or delivering a notice as required hereinabove stating the change and setting forth the new address.

10.7. Severability. In the event that any provision of this Agreement or the application thereof to any person in any circumstance is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such holding shall not affect any other provision of this Agreement, or the application thereof in any other circumstance.

10.8 Advertising and Publicity. University and NRS each reserve the right to use and control the use of its name and all symbols, trademarks, and service marks presently existing or later established by it. Neither University nor NRS shall use the other party’s name, symbols, trademarks, or service marks in advertising or promotional materials or otherwise without the prior written consent of that party, and shall cease any such use immediately upon written notice from the other party or termination of this Agreement, whichever is sooner.

10.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original document and all of which, taken together, shall be deemed to constitute one and the same document.

10.10 Confidentiality. Each party agrees to use its best efforts to keep the terms and conditions of this Agreement confidential, except as otherwise required by law or in connection with any legal proceeding, and except that each party may disclose relevant portions hereof to its employees, officers, directors, attorneys, accountants, consultants and Service Sites whose duties or requirements reasonably require such disclosure.

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10.11 Attorneys’ Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys’ fees, incurred in connection with such dispute or controversy.

10.12 Excusable Delays. Neither party shall be liable to the other for delay in performance or failure to perform due to causes beyond its reasonable control, including but not limited to an act of God, acts or omissions by the other party, acts of civil or military authority, changes in relevant laws or regulations governing either party, or labor or transportation problems.

10.13 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm, or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant, or condition hereof, as a third party beneficiary or otherwise, and all of the terms, covenants, and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

10.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Signature page follows immediately

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on behalf of the respective parties as of the day and year first set forth above.

(“NRS”)		(“University”)

NIGHTHAWK RADIOLOGY SERVICES, LLC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Paul Berger M.D.	By:	/s/ Thomas Jackiewicz
	Paul Berger M.D.		Thomas Jackiewicz
	President and CEO		Chief of Staff UCSD Health Sciences

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Exhibit A

SERVICE SITES

University of California San Diego

Exhibit B

HOURS OF COVERAGE

I.	Basic Hours of Coverage. The basic Hours of Coverage are set forth below

A.	Coverage (“Shifts”):

10:00 PM to 7:00 AM PST

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Exhibit C

COMPENSATION

The global fee payable by Regents, University of California to NRS is described hereunder.

A.	Nighthawk agrees to provide up to One Hundred and Fifty Five (155) interpretations per month at no charge.

a.	If volume exceeds One Hundred and Fifty Five (155) in a given month the following month’s volume will be reduced by the difference and the start or end time of the shift will be adjusted.

b.	In exchange for this service Regents, University of California agrees to provide, at no charge, to any and all radiologists contracted by Nighthawk Radiology Services the ability to attend postgraduate education and any/all fellowship courses offered by the Department of Radiology at University of California San Diego.

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FIRST AMENDMENT TO THE SERVICE AGREEMENT

BETWEEN

NIGHTHAWK RADIOLOGY SERVICES, LLC

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

THIS FIRST AMENDMENT TO THE AGREEMENT is made and entered into on April 1, 2005 and amends that certain Agreement between Nighthawk Radiology Services, LLC., an Idaho Limited Liability Company corporation (“NRS”) and Regents, University of California, a California constitutional corporation on behalf of the University of California San Diego School of Medicine, Department of Radiology (“University”), executed November 1, 2004.

The parties agree to amend the Agreement as follows:

Exhibit C is deleted and replaced in its entirety by Exhibit C-1 as written below:

Exhibit C-1

The global fee payable by Regents, University of California to NRS is described hereunder:

(A)	NRS agrees to provide up to One Hundred and Fifty Five (155) interpretations per month at no charge.

a.	Studies in excess of One Hundred and Fifty Five (155) in a given month are billed at Sixty Five Dollars ($65.00) each.

b.	In exchange for this service Regents, University of California agrees to provide, at no charge, to any and all radiologists contracted by NRS the ability to attend postgraduate education and any/all fellowship courses offered by the Department of Radiology at University of California, San Diego.

Except as specifically herein amended, the Agreement will remain in full force and effect.

The parties have executed this Agreement as set forth below.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, on behalf of the University of California, San Diego School of Medicine,

By:	/s/ Thomas Jackiewicz	3/21/05
	Thomas Jackiewicz	Date
Chief of Staff UCSD Health Sciences

NIGHTHAWK RADIOLOGY SERVICES, LLC.

By:	/s/ Paul Berger, M.D.	3/23/05
	Paul Berger, M.D.	Date
President and CEO

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